Exhibit 5.1


                                   A Partnership Including      Boston
                                   Professional Corporations    Chicago
                                   227 West Monroe Street       London
                                   Chicago, IL  60606-5096      Los Angeles
                                   312-372-2000                 Miami
                                   Facsimile 312- 984-7700      Moscow
                                   http://www.mwe.com           Orange County
                                                                New York
                                                                Silicon Valley
                                                                Vilnius
                                                                Washington, D.C.
MCDERMOTT, WILL & EMERY

                                   April 28, 2004




Actuant Corporation
6100 North Baker Road
Milwaukee, WI  53209



         Re:      Actuant Corporation Registration Statement on Form S-3
                  ------------------------------------------------------

Ladies and Gentlemen:

         This opinion is furnished to you in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of $150,000,000 aggregate principal amount of 2% Convertible Senior Subordinated Debentures due 2023 (the "Debentures") of Actuant Corporation, a Wisconsin corporation (the "Company"), which are convertible into shares of the Company's common stock, $0.20 par value per share (the "Common Stock"). The Debentures are guaranteed by certain subsidiaries of the Company identified on Exhibit A hereto (the "Guarantees"). The Debentures were issued under an Indenture dated as of November, 2004 (the "Indenture") between the Company and U.S. Bank National Association, as trustee.

         We have examined the Registration Statement, the Indenture, the registration rights agreement referenced in the Registration Statement, the forms of the Debentures and Guarantees, and other documents we have deemed necessary to enable us to express the opinion set forth below. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all corporate records of the Company, instruments and certificates of public officials and other persons that we deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to

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April 28, 2004
Page 2


the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons. In addition, we have assumed that each of the Guarantees has been duly authorized by all necessary corporate action, and has been validly executed and delivered, by the subsidiary granting the Guarantee. In making this assumption, we have relied on the opinions of Kolesar & Leatham, Chtd. and Locke Reynolds LLP, which have been filed with the Securities and Exchange Commission.

         We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

         Based upon and subject to and limited by the foregoing, we are of the opinion that:

         1. The Debentures are valid and legally binding obligations of the Company, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

         2. The Guarantees are valid and legally binding obligations of the subsidiary of the Company granting such Guarantee, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            Very truly yours,


                                            /s/ McDermott, Will and Emery

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April 28, 2004
Page 2

                                    EXHIBIT A

                                   GUARANTORS
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Applied Power Investments II, Inc...
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Engineered Solutions L.P.
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GB Tools and Supplies, Inc.
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Versa Technologies, Inc.
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